UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 White Plains Road, Tarrytown, New York 10591
(Address of principal executive offices) (Zip Code)

(914) 524-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2017, Prestige Brands Holdings, Inc. (the “Company”) announced financial results for the fiscal quarter ended September 30, 2017. A copy of the press release announcing the Company's earnings results for the fiscal quarter ended September 30, 2017 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2017, the Compensation and Talent Management Committee (the “Committee”) of the Board of Directors of the Company approved the Prestige Brands Holdings, Inc. Executive Severance Plan (the “Severance Plan”) in order to better reflect current compensation practices and trends by transitioning away from individual agreements with our executive officers. In connection with the Committee’s adoption of the Severance Plan, the Company provided written notice of its election to not renew the term of its employment agreements currently in place with Messrs. Ronald M. Lombardi, Timothy J. Connors, John Parkinson and Chris Heye. Similarly, the Company provided written notice to its executive officers with whom it is party to an offer letter (including Ms. Christine Sacco) that the severance terms contained in their offer letters with the Company will be of no further force and effect upon their commencement of participation in the Severance Plan.
The Committee will, in its sole discretion, select eligible employees for participation in the Severance Plan and designate such employees as Tier One or Two participants, subject to timely execution of a participation letter agreement (the “Letter Agreement”). Pursuant to the terms of the Letter Agreement, the participants will agree to be bound by the terms and conditions of the Severance Plan and the Letter Agreement. As of October 30, 2017, the Committee designated Mr. Lombardi as a Tier One participant and certain other executive officers as Tier Two participants, including Messrs. Connors, Parkinson and Heye and Ms. Sacco.
The Severance Plan provides for the payment of severance and other benefits to participants in the event of their termination of employment by the Company without cause or resignation for good reason, each as defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination, the Severance Plan provides the following payments and benefits to the participant: (i) a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year; (ii) severance equal to a multiple (1.5, in the case of a Tier One participant, and 1, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable over a period of twelve months, in accordance with the Company’s regular payroll practices; and (iii) payment of COBRA premiums for a period of twelve months.
The Severance Plan provides that in the event that the payments described above would, if paid, be subject to excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, provided that net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.
In order to be entitled to severance payments and benefits, the participant will be required to comply with the terms and conditions of the Severance Plan and the Letter Agreement, including, without limitation, a requirement to execute a release and waiver of all claims in favor of the Company and comply with certain post-employment covenants, including a confidentiality covenant and a covenant not to compete with the Company or solicit the Company’s employees for eighteen months, in the case of a Tier One participant, or twelve months, in the case of a Tier Two participant, following termination of employment.
The Committee may amend or terminate the Severance Plan at any time; provided that (i) no such action may impair the rights of a participant who previously has incurred a Qualified Termination without his or her consent, and (ii) the Severance Plan may not be terminated or amended after a change in control of the Company in any manner that would adversely affect the benefits available to any participant in the Severance Plan.
The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 2, 2017, representatives of the Company began making presentations to investors regarding the Company's financial results for the quarter ended September 30, 2017 using slides attached to this Current Report on Form 8-K as Exhibit 99.2 (the “Investor Presentation”) and incorporated herein by reference.  The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during the fiscal year ended March 31, 2018.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented in Items 2.02 and 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2017	PRESTIGE BRANDS HOLDINGS, INC.

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Executive Severance Plan
99.1	Press Release dated November 2, 2017 announcing the Company's financial results for the fiscal quarter ended September 30, 2017 (furnished only).
99.2	Investor Presentation in use beginning November 2, 2017 (furnished only).